EXHIBIT 99.1

NEOGENOMICS, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

NeoGenomics Reports Record Revenue of $16.9 Million, Adjusted EBITDA of $2.2 Million and Net Income of $900K for the Third Quarter 2013

Ft. Myers, Florida – October 23, 2013 – NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services today reported its results for the third quarter of 2013.

Third Quarter 2013 Highlights:

•	Revenue growth of 18.9%

•	Test volume growth of 19.1%

•	Gross Profit Margin of 48.4% versus 41.5% last year

•	Adjusted EBITDA(1) growth of 157%

•	Net Income of $0.02 per share versus a loss of $0.02 last year

Revenue for the third quarter was $16.9 million, an 18.9% increase from third quarter 2012 revenue. Test volume increased by 19.1% year over year, while average revenue per test was largely unchanged. Average cost of goods sold per test declined by 12% as a result of continued productivity improvements, increased leverage from higher volumes, and other cost containment initiatives. As a result, gross profit increased by 38.7% from the prior year.

Total operating expenses increased by 6.6% from last year’s third quarter, primarily as a result of additional sales representatives and increases in billing and information technology expenses. This was partially offset by a decrease in stock compensation expenses related to the decline in the Company’s stock price for the quarter.

Net income for the quarter was $900,000, or $0.02 per share, versus a net loss of $(975,000), or $(0.02) per share, in last year’s third quarter. Adjusted EBITDA(1) improved by 157% to $2.2 million for the quarter from $842,000 last year.

Douglas M. VanOort, the Company’s Chairman and CEO commented, “We are pleased with our third quarter results. Solid growth in test volume was driven by continued success with new products and growth in the number of customer accounts. The productivity of our sales team improved with gains in all geographic territories across the country. In addition, we have added five sales representatives and two product managers since the end of the second quarter to further accelerate growth.”

Mr. VanOort continued, “We continued to improve productivity and increase our efficiency and effectiveness during the quarter. As a result, we realized strong reductions in average cost-per-test, which allowed us to drive 85% of the incremental $2.7 million of revenue to gross profit. We are in the process of redesigning and expanding our Fort Myers, Florida laboratory to incorporate lean workflow concepts and improved automation. We expect this new lab to be complete in the first quarter of 2014 and believe it will yield further process improvements.”

Mr. VanOort added, “As a result of our strategic focus on innovation and new product development, NeoGenomics is increasingly being recognized as a leader in cancer testing in this era of ‘precision medicine’. We have now introduced over 30 new Molecular tests and profiles to our menu since the beginning of 2013 and we expect to launch several more tests and next generation sequencing for clinical use by early 2014. We believe we now have the broadest oncology-focused clinical testing menu in the country, and we are beginning to see increasing interest in our comprehensive genetic capabilities from the pharmaceutical industry.”

Fourth Quarter and Full-Year 2013 Financial Outlook:

We expect revenue of $17.6-$18.1 million and earnings of $0.01 to $0.02 per share in Quarter 4. For the full year 2013, we expect revenue to be $65.7-$66.2 million with earnings per share of $0.03 to $0.04. The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.

(1)	Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, non-recurring moving expense for the move of our facility in Irvine, California in 2012, and non-cash stock-based compensation expenses. See table for a reconciliation to net income.

Conference Call

The Company has scheduled a web-cast and conference call to discuss their Q3 2013 results on Wednesday October 23, 2013 at 11:00 AM EDT. Interested investors should dial (877) 407-8035 (domestic) and (201) 689-8035 (international) at least five minutes prior to the call and ask for Conference ID Number 10000554. A replay of the conference call will be available until 11:59 PM on November 6, 2013 and can be accessed by dialing (877) 660-6853 (domestic) and (201) 612-7415 (international). The playback conference ID Number is 10000554. The web-cast may be accessed under the Investor Relations section of our website at www.neogenomics.com or http://www.investorcalendar.com/IC/CEPage.asp?ID=171755. An archive of the web-cast will be available until 11:59 PM on January 23, 2014.

About NeoGenomics, Inc.

NeoGenomics, Inc. is a high-complexity CLIA–certified clinical laboratory that specializes in cancer genetics diagnostic testing, the fastest growing segment of the laboratory industry. The company’s testing services include cytogenetics, fluorescence in-situ hybridization (FISH), flow cytometry, immunohistochemistry, anatomic pathology and molecular genetic testing. Headquartered in Fort Myers, FL, NeoGenomics has labs in Nashville, TN, Irvine, CA, Tampa, FL and Fort Myers, FL. NeoGenomics services the needs of pathologists, oncologists, pharmaceutical firms, other clinicians and hospitals throughout the United States. For additional information about NeoGenomics, visit http://www.neogenomics.com.

Interested parties can also access investor relations material from Hawk Associates at http://www.hawkassociates.com or neogenomics@hawk.com and from Zack’s Investment Research at http://www.zacks.com or scr@zacks.com.

Forward Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward looking statements, Actual results could differ materially from such statements expressed or implied herein. Factors that might cause such a difference include, among others, the company’s ability to continue gaining new customers, offer new types of tests, and otherwise implement its business plan. As a result, this press release should be read in conjunction with the company’s periodic filings with the SEC.

For further information, please contact:

NeoGenomics, Inc.	Hawk Associates, Inc.
Steven C. Jones	Ms. Julie Marshall
Director of Investor Relations	(305) 451-1888
(239) 325-2001	neogenomics@hawkassociates.com
sjones@neogenomics.com

NeoGenomics, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2013	December 31, 2012
ASSETS

Cash, cash equivalents	$4,929	$1,868

Accounts Receivable (net of allowance for doubtful accounts of $4,355 and $3,002, respectively)	15,727	14,034

Other Current Assets	3,171	2,679

TOTAL CURRENT ASSETS	23,827	18,581

PROPERTY AND EQUIPMENT (net of accumulated depreciation of $13,404 and $10,289, respectively)	8,592	8,607

INTANGIBLE ASSETS (net of accumulated amortization of $349 and $182, respectively)	2,633	2,800

OTHER ASSETS	178	83

TOTAL	$35,230	$30,071

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES	$12,246	$17,758

LONG TERM LIABILITIES	2,657	3,097

TOTAL LIABILITIES	14,903	20,855

STOCKHOLDERS’ EQUITY	20,327	9,216

TOTAL	$35,230	$30,071

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three-Months Ended September 30,		For the Nine-Months Ended September 30,
	2013	2012	2013	2012

NET REVENUE	$16,884	$14,202	$48,144	$44,973

COST OF REVENUE	8,713	8,310	25,570	24,571

GROSS PROFIT	8,171	5,892	22,574	20,402

OPERATING EXPENSES
General and administrative	4,335	3,929	12,573	11,745
Research and development	340	808	1,791	1,833
Sales and marketing	2,336	1,839	6,239	5,809

Total operating expenses	7,011	6,576	20,603	19,387

INCOME (LOSS) FROM OPERATIONS	1,160	(684)	1,971	1,015

INTEREST AND OTHER INCOME (EXPENSE) – NET	(231)	(291)	(749)	(837)

INCOME (LOSS) BEFORE TAXES	929	(975)	1,222	178

INCOME TAXES	29	—	46	—

NET INCOME (LOSS)	$900	$(975)	$1,176	$178

NET INCOME (LOSS) PER SHARE
- Basic	$0.02	$(0.02)	$0.02	$0.00

- Diluted	$0.02	$(0.02)	$0.02	$0.00

WEIGHTED AVG NUMBER OF SHARES OUTSTANDING
- Basic	48,933	45,175	48,007	44,944

- Diluted	53,173	45,175	52,599	48,226

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	For the Nine Months Ended September 30, 2013	For the Nine Months Ended September 30, 2012

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$2,732	$(493)

NET CASH USED IN INVESTING ACTIVITIES	(1,486)	(3,300)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,815	3,203

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,061	(590)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,868	2,628

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,929	$2,038

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$715	$809

Income taxes paid	$19	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Purchase of licenses	$—	$1,945

Equipment leased under capital lease and equipment loans	$1,815	$2,845

NeoGenomics, Inc.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	For the Three-Months Ended September 30,		For the Nine-Months Ended September 30,
	2013	2012	2013	2012

Net income (loss) (Per GAAP)	$900	$(975)	$1,176	$178

Adjustments to Net Income (Loss):
Interest expense (income), net	231	291	749	837
Amortization of intangibles	56	56	168	126
Income tax expense	29	—	46	—
Depreciation	1,063	944	3,114	2,549

EBITDA	2,279	316	5,253	3,690

Further Adjustments to EBITDA:
Non-recurring costs	—	170	—	170
Non-cash stock-based compensation	(116)	356	530	699

Adjusted EBITDA (non-GAAP)	$2,163	$842	$5,783	$4,559

Non – GAAP Adjusted EBITDA Definition

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation and warrant amortization expense and (v) other extraordinary or non-recurring charges. NeoGenomics believes that Adjusted EBITDA provides a more consistent measurement of operating performance and trends across reporting periods by excluding these cash and non-cash items of expense not directly related to ongoing operations from income. Adjusted EBITDA also assists investors in performing analysis that is consistent with financial models developed by research analysts.

Adjusted EBITDA as defined by NeoGenomics is not a measurement under GAAP and may differ from non-GAAP measures used by other companies. There are limitations inherent in non-GAAP financial measures such as Adjusted EBITDA because they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of NeoGenomics recorded costs against its net revenue. Accordingly, investors should consider non-GAAP results together with GAAP results in analyzing NeoGenomics financial performance.

NeoGenomics, Inc.

Supplemental Information on Customer Requisitions Received and Tests Performed

(Unaudited, in thousands, except test and requisition data)

	For the Three-Months Ended September 30, 2013	For the Three-Months Ended September 30, 2012	% Inc (Dec)	For the Nine-Months Ended September 30, 2013	For the Nine-Months Ended September 30, 2012	% Inc (Dec)

Requisitions Rec’d (cases)	21,737	18,307	18.7%	63,216	53,802	17.5%
Number of Tests Performed	33,723	28,315	19.1%	98,330	84,093	16.9%
Avg. # of Tests / Requisition	1.55	1.55	0.3%	1.56	1.56	(0.5)%

Total Testing Revenue	$16,884	$14,202	18.9%	$48,144	$44,973	7.0%
Avg. Revenue/Requisition	$777	$776	0.1%	$762	$836	(8.9)%
Avg. Revenue/Test	$501	$502	(0.2)%	$490	$535	(8.5)%

Total Cost of Revenue	$8,713	$8,310	4.8%	$25,570	$24,571	4.1%
Avg. Cost/Requisition	$401	$454	(11.7)%	$404	$457	(11.6)%
Avg. Cost/Test	$258	$293	(11.9)%	$260	$292	(11.0)%